Exhibit 99.1

Relume Technologies, Inc. and Subsidiaries

Audited Consolidated Financial Statements

Years December 31, 2012 and 2011

RELUME TECHNOLOGIES, INC. AND SUBSIDIARIES

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

Relume Technologies, Inc. and Subsidiaries

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Relume Technologies, Inc. and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of stockholders’ deficit, operations, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Relume Technologies, Inc. and Subsidiaries as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the consolidated financial statements, certain conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 12. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ UHY LLP

UHY LLP

Sterling Heights, Michigan
August 28, 2013

RELUME TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2012	2011
ASSETS
Current Assets:
Cash	$1,413,540	$2,854,935
Accounts receivable, net	864,908	988,896
Inventory, net	1,164,643	779,584
Prepaid expenses	60,319	18,705
Other current assets	15,403	14,916

Total current assets	3,518,813	4,657,036

Property and equipment, net	671,601	409,853

Other Assets:
Deposits	30,000	5,000
Note receivable	—	10,000

Total other assets	30,000	15,000

	$4,220,414	$5,081,889

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Line of credit	$197,297	$431,156
Current portion of long-term notes payable	1,558,223	1,683,296
Current portion of capital leases	60,533	39,883
Accounts payable	1,191,696	1,106,138
Accrued expenses	1,211,926	1,307,565

Total current liabilities	4,219,675	4,568,038

Long-term Debt:
Senior, unsecured notes	944,295	1,460,717
Capital leases	109,803	59,674
Convertible, subordinated notes	3,103,000	—

Total long-term debt	4,157,098	1,520,391

Stockholders’ deficit	(4,156,359)	(1,006,540)

	$4,220,414	$5,081,889

See accompanying notes to consolidated financial statements.

RELUME TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2012	2011
Net sales	$6,873,445	$8,209,317
Cost of sales	5,014,735	5,968,028

Gross margin	1,858,710	2,241,289

General and administrative expenses	6,684,115	6,052,239

	(4,825,405)	(3,810,950)
Other income (expense):
Interest income	3,049	2,615
Miscellaneous income	924	10,591
Loss on sale of asset	(12,041)	(103,875)
Interest expense	(497,069)	(352,428)

Total other expense	(505,137)	(443,097)

Net loss	$(5,330,542)	$(4,254,047)

See accompanying notes to consolidated financial statements.

RELUME TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Common Stock	Preferred Stock	Additional Paid-in Capital	Retained Deficit	Total
Balance, January 1, 2011	$922	$1,218	$16,729,091	$(17,105,970)	$(374,739)

Issuance of Common Stock
1,190,000 Shares converted from Class A preferred shares	119	(119)	—	—	—
40,000 Shares issued	4	—	19,996	—	20,000
300,000 Shares issued	30	—	(30)	—	—

Issuance of Preferred Stock
9,766,719 Class D shares converted from notes payable	—	977	1,389,805	—	1,390,782
5,617,977 Class D shares issued	—	562	999,438	—	1,000,000
1,685,393 Class D shares issued	—	168	299,832	—	300,000
5,056,180 Class D shares issued	—	506	899,494	—	900,000
561,798 Class D shares issued	—	56	99,944	—	100,000
Preferred stock issuance costs	—	—	(92,998)	—	(92,998)

Amortization of share-based compensation	—	—	4,462	—	4,462
Net loss	—	—	—	(4,254,047)	(4,254,047)

Balance, December 31, 2011	1,075	3,368	20,349,034	(21,360,017)	(1,006,540)

Issuance (Redemption) of Common Stock
28,125 Stock options exercised	3	—	700	—	703
40,000 Shares redeemed	(4)	—	(19,996)	—	(20,000)

Issuance of Preferred Stock
5,617,978 Class D shares issued	—	562	999,438	—	1,000,000
225,000 Class D shares issued	—	23	40,027	—	40,050
157,303 Class D shares issued	—	16	27,984	—	28,000
89,888 Class D shares issued	—	9	15,991	—	16,000
280,899 Class D shares issued	—	28	49,972	—	50,000
5,617,978 Class D shares issued	—	562	999,438	—	1,000,000
Preferred stock issuance costs	—	—	(28,849)	—	(28,849)

Amortization of share-based compensation	—	—	94,819	—	94,819

Net loss	—	—	—	(5,330,542)	(5,330,542)

Balance, December 31, 2012	$1,074	$4,568	$22,528,558	$(26,690,559)	$(4,156,359)

See accompanying notes to consolidated financial statements.

RELUME TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOW

	Years Ended December 31,
	2012	2011
OPERATING ACTIVITES
Net loss	$(5,330,542)	$(4,254,047)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Allowance for doubtful accounts	12,256	—
Depreciation and amortization	285,364	228,733
Loss on disposal of assets	12,041	103,875
Note receivable forgiven	10,000	10,000
Share-based compensation	94,819	4,462
Changes in:
Accounts receivable	111,732	(270,373)
Inventory	(385,059)	321,710
Prepaid expenses and other current assets	(42,101)	19,979
Deposits	(25,000)	—
Accounts payable and accrued expenses	(10,081)	584,357

Net cash used in operating activities	(5,266,571)	(3,251,304)

INVESTING ACTIVITIES
Expenditures for property and equipment	(428,364)	(120,633)

Net cash used in investing activities	(428,364)	(120,633)

FINANCING ACTIVITIES
Net activity under line-of-credit	(233,859)	89,196
Borrowings under senior, unsecured notes	—	3,475,000
Principal payments on senior, unsecured notes	(641,495)	(75,200)
Principal payments on capital leases	(60,010)	(22,087)
Borrowings under convertible, subordinated notes	3,103,000	—
Redemption of shares	(20,000)	—
Proceeds from issuance of stock	2,105,904	2,227,002

Net cash provided by financing activities	4,253,540	5,693,911

NET CHANGE IN CASH	(1,441,395)	2,321,974

CASH, beginning	2,854,935	532,961

CASH, ending	$1,413,540	$2,854,935

Interest paid	$393,554	$237,232

See accompanying notes to consolidated financial statements.

RELUME TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMETNS

December 31, 2012 and 2011

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed in the preparation of these consolidated financial statements. The policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the consolidated financial statements.

Company Operations

Relume Technologies, Inc. and Subsidiaries (the “Company”) manufacture LED (light-emitting diode) lighting products. The Company has developed and patented technologies that increase the light output, useful life, and reliability of LED’s through aggressive thermal management. The Company sells its products to various customers throughout the United States.

Principles of Consolidation

The accompanying consolidated financial statements include the consolidated accounts of Relume Technologies, Inc., and its wholly owned subsidiaries, Relume Corporation and Sentinel System, LLC. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

The Company, from time to time during the years covered by these consolidated financial statements, may have bank balances in excess of its insured limits. Management has deemed this a normal business risk.

Accounts Receivable/Allowance for Doubtful Accounts

The Company carries its accounts receivable at invoiced amount less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, when deemed necessary, based on the history of past write-offs and collections and current credit conditions. As of December 31, 2012, the allowance for doubtful accounts was $12,256. At December 31, 2011, all accounts receivable were considered collectible, therefore no allowance was deemed necessary. Generally, the Company does not require collateral on its accounts receivable.

Revenue Recognition

The Company recognizes revenue upon shipment of products to customers.

Inventory Valuation

Inventory consists of purchased components and is valued at the lower of cost or market using the first-in, first-out method. The Company records an allowance for obsolete inventory. The estimated allowance is based upon the history of past write-offs and anticipated future usage. As of December 31, 2012, the allowance for obsolete inventory was $9,008. No allowance was deemed necessary as of December 31, 2011. Selling, general and administrative costs are not inventoried, but are charged to expense when purchased.

Property and Equipment

Management capitalizes expenditures for property and equipment. Expenditures for maintenance and repairs are charged to operating expenses. Property and equipment are carried at cost. Adjustments of the asset and the related accumulated depreciation and amortization accounts are made for property and equipment retirements and disposals, with the resulting gain or loss included in the consolidated statements of operations.

Depreciation and Amortization

Depreciation and amortization of property and equipment is computed using the straight-line method over the estimated useful lives of the related assets at acquisition, which range from three to seven years.

Long-Lived Assets

The Company continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful lives of long-lived assets may warrant revision or that the remaining balances may not be recoverable. When factors or events indicate that such costs should be evaluated for possible impairment, the Company estimates the undiscounted cash flows of the assets over their remaining useful lives to evaluate whether the costs are recoverable.

Accrued Warranties

The Company establishes a reserve for future warranty expense when revenue is recognized. The provision for estimated warranty claims, which is included in cost of sales, is based on a percentage of sales and historical warranty claim experience.

Research and Development

The Company recognizes research and development costs as incurred. Research and development costs are included in general and administrative expense on the consolidated statements of operations and totaled $651,348 and $276,952 for the years ended December 31, 2012 and 2011, respectively.

Shipping and Handling

The Company records the amount of shipping and handling costs billed to customers as revenue. The cost incurred for shipping and handling has been included in the cost of sales.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expenses for the years ended December 31, 2012 and 2011, was $414,922 and $527,854, respectively.

Income Taxes

Income tax expense includes federal and state taxes currently payable and deferred taxes arising from temporary differences between income for financial reporting and income tax purposes.

Income taxes are provided at the applicable rates on the basis of items included in the determination of income for tax purposes. The Company’s effective tax rate may be different than what would be expected if the Federal and State statutory rates were applied to income from continuing operations primarily because of amounts expensed for financial reporting that are not deductible for tax purposes. The significant permanent difference is meals and entertainment expense.

The Company follows ASC guidance regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is first made based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. At December 31, 2012 and 2011, there were no uncertain tax positions.

None of the Company’s federal or state income tax returns are currently under examination by the Internal Revenue Service (“IRS”) or state authorities. However calendar years 2009 and later remain subject to examination by the IRS and respective states.

Net Operating Loss Carryforwards

At December 31, 2012, the Company has net operating loss carryforwards totaling approximately $15.5 million which may provide future benefits expiring at various dates through December 31, 2032.

Deferred Taxes

Deferred income taxes are provided for timing differences between financial reporting and income tax purposes under the provisions of Accounting for Income Taxes, which requires deferred income taxes to be computed on the liability method and deferred tax assets, are recognized only when realization is certain. The primary temporary differences between financial and tax reporting are the allowance for bad debts, inventory capitalization, various accrued expenses not deductible for tax purposes, net operating loss and contribution carry forwards.

Deferred income taxes were as follows at December 31:

	2012		2011
	Short-Term	Long-Term	Short-Term	Long-Term
Asset
Federal	$20,000	$5,623,175	$13,000	$3,736,175
State	—	327,513	—	—
Valuation allowance	(20,000)	(5,950,688)	(13,000)	(3,736,175)

	$—	$—	$—	$—

Share-Based Compensation

The Company measures the cost of employees services received in exchange for equity awards, including stock options, based on the grant date fair value of the awards. The cost will be recognized as compensation expense over the vesting period of the awards. The Company estimates the fair value of stock options using the Black-Scholes valuation model.

Warrants

The Company has issued warrants, which allow the warrant holder to purchase one share of stock at a specified price for a specific period of time. The Company records equity instruments including warrants issued to non-employees based on the fair value at date of issuance. The fair value of the warrants at the date of issuance is estimated using the Black-Scholes Model.

Significant Customers

During the year ended December 31, 2012, the Company sold a substantial portion of its product to two customers. Sales to these customers totaled approximately 32% of all sales for the year. At December 31, 2012, the amounts due from these customers amounted to 7% of accounts receivable.

During the year ended December 31, 2011, the Company sold a substantial portion of its product to one customer. Sales to this customer totaled approximately 48% of all sales for the year. At December 31, 2011, the amounts due from this customer amounted to 38% of accounts receivable.

Subsequent Events

The Company has performed a review of events subsequent to the consolidated balance sheet date through August 28, 2013, the date the consolidated financial statements were available to be issued and has determined that there are no material events that have occurred during this period.

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	December 31,
	2012	2011
Machinery and equipment	$322,172	$313,824
Tooling and fixtures	532,877	369,485
Furniture and fixtures	66,628	53,340
Computer equipment	150,776	126,325
Software	192,389	58,944
Leasehold improvements	53,392	—
Robotics	89,434	86,113
Construction in process	124,978	—

	1,532,646	1,008,031
Less accumulated depreciation and amortization	861,045	598,178

	$671,601	$409,853

NOTE 3 – LINE-OF-CREDIT AGREEMENT

At December 31, 2012 and 2011, the Company had drawn $197,297 and $431,156, respectively, under a line-of-credit agreement with a bank. The Company may borrow up to a maximum of $1,000,000 or 75% of eligible accounts receivable. Borrowings on the line of credit bear interest at Prime + 1.75% (prime was 3.25% at December 31, 2012) with a floor of 6.75%. In addition, under the terms of the agreement, interest is calculated based on a minimum loan balance of $350,000. The line of credit is secured by substantially all assets of the Company and is due on demand. Subsequent to the balance sheet date, the loan agreement was amended to increase the maximum amount allowed to be borrowed up to $1,500,000 or 90% of accounts receivable.

NOTE 4 – LONG-TERM DEBT

The Company had the following long-term debt outstanding:

	December 31,
	2012	2011
Relume Technologies, Inc. unsecured, due on demand, senior notes payable to a third party. The note bears interest at 9% and is due in March 2015. The agreement calls for monthly interest only payments through March 2010, followed by monthly payments of $4,982 until due. The Company has not made any principal payments on the note.	$240,000	$240,000

Relume Technologies, Inc. senior note payable to a third party in monthly installments of $40,991 through July 2013, increasing to $78,060 thereafter. The note bears interest at 12.5%, is unsecured and due in January 2015.	1,460,719	2,102,214

Relume Technologies, Inc. senior notes payable to various preferred stockholders, with interest ranging from 9% to 12%. The notes are unsecured and due on demand.	40,869	40,869

Relume Technologies, Inc. senior subordinated convertible notes payable to various preferred stockholders, bearing interest at 8%, payable at maturity. The notes are due at various dates through April 2018 and can be converted to equity at any time following the fifth anniversary of the note. The note can be converted using the lowest price at which the most senior class of preferred equity has been issued or sold by the Company. If a change in control occurs while the note is outstanding, an amount equal to three times the remaining outstanding principal amount shall become immediately due and payable to the holder. The notes are subordinated to senior notes payable and are secured by all the assets of the Company.

	3,103,000	—

Relume Corporation notes payable to stockholders, bearing interest at 6.75%. The notes are unsecured and have no specific repayment terms.	147,000	147,000

Relume Corporation notes payable to stockholders, bearing interest at 9%. The notes are unsecured and have no specific repayment terms.	613,931	613,931

Capital Lease Agreements. See Note 5	170,335	99,556

	5,775,854	3,243,570
Less current portion of long-term debt	1,618,756	1,723,179

	$4,157,098	$1,520,391

The following is a schedule of minimum long-term debt payments for the debt described above and in Note 5 for each of the next five years and in the aggregate:

Years ended December 31,	Amount
2013	$1,618,756
2014	915,833
2015	105,172
2016	30,214
2017	2,879
Subsequent to 2017	3,103,000

$5,775,854

NOTE 5 – CAPITAL LEASES

The company leases various equipment under capital lease obligations, which amounted to $170,335 and $99,556 at December 31, 2012 and 2011, respectively. The leases require monthly payments ranging from $127 to $2,520, including interest ranging from 3.9% to 15.1%. The leases mature at various dates through April 2017. The assets and liabilities under capital leases are recorded at the lower of the present value of minimum payments or the fair value of the assets. The assets are depreciated over the lower of their related lease terms or the estimated productive lives.

The following is a summary of property held under capital leases at December 31, 2012:

	December 31,
	2012	2011
Cost	$233,113	$102,325
Accumulated Depreciation	123,181	34,108

	$109,932	$68,217

Depreciation expense on assets under capital lease for the years ended December 31, 2012 and 2011, amounted to $89,073 and $34,108, respectively.

Interest expense on capital lease payments for the years ended December 31, 2012 and 2011, amounted to $15,084 and $5,456, respectively.

NOTE 6 – ACCRUED EXPENSES

Accrued expenses consist of the following:

	December 31,
	2012	2011
Payroll and related taxes	$109,403	$137,496
Bonus	—	225,000
Commission	21,923	33,027
Interest	897,222	796,707
Sales tax	46,714	1,663
Warranty	35,872	35,872
Other	100,792	77,800

	$1,211,926	$1,307,565

NOTE 7 – STOCKHOLDERS’ DEFICIT

Stockholders’ deficit consists of the following classes of common and preferred stock:

	December 31,
	2012	2011
Common stock – Voting, $0.0001 par value, 150,000,000 shares authorized, 10,730,160 and 10,754,035 shares issued and outstanding, respectively.	$1,074	$1,075

Preferred stock – Class B – $0.0001 par value, 5,000,000 shares authorized, 2,888,052 shares issued and outstanding.	289	289

Preferred stock – Class C convertible – Voting, 8% cumulative, $0.0001 par value, 10,000,000 shares authorized, 8,097,065 shares issued and outstanding.	810	810

Preferred stock – Class D convertible – Voting, 8% cumulative, $0.0001 par value, 100,000,000 shares authorized, 34,677,116 and 22,688,069 shares issued and outstanding, respectively.	3,469	2,269

	$5,642	$4,443

During the year ended December 31, 2011, the Company converted all Class A Preferred Stock into common stock and terminated the existence of Class A Preferred Stock.

The Company’s Junior Preferred Stock is comprised of the Class B Preferred Stock. The Company may at any time at the option of its Board of Directors, redeem all or any part of the shares of Class B Preferred Stock by giving notice and paying $0.60 for each share. In the event of any voluntary or involuntary liquidation, dissolution, or other significant discontinuance of the Company, the holders of shares of Class B Preferred Stock shall be entitled to receive from the assets of the Company, $0.60 for each share prior to any payments or distributions to the holders of common stock. The aggregate liquidation preference for the Class B Preferred Stock amounted to $1,732,831 as of December 31, 2012.

The Company’s Senior Preferred Stock is comprised of the Class C and Class D Convertible Preferred Stock. Under certain circumstances, none of which were in existence as of December 31, 2012 and 2011, a holder of Class C or Class D Convertible Preferred Stock has the right to require the Company to redeem the shares held. In the event of any voluntary or involuntary liquidation, dissolution, or other significant discontinuance of the Company, the holders of Class C and Class D Convertible Preferred Stock shall be entitled to receive an amount per share equal to the sum of the adjusted purchase price, which is equal to the original purchase price for the Class C or Class D Convertible Preferred Stock adjusted for any stock dividends, combination, splits, recapitalizations or similar transactions, plus any accrued but unpaid cumulative dividends on each share, prior to any payments or distributions to the holders of Junior Preferred stock and the holders of common stock. The aggregate liquidation preference for the Class C and Class D Convertible Preferred Stock amounted to $4,325,445 and $6,382,085, respectively, as of December 31, 2012.

Class C Convertible Preferred Stock is convertible to a number of common shares, determined by dividing the price paid for Class C Convertible Preferred Stock by the applicable conversion price. As of December 31, 2012 and 2011, the applicable conversion price is $0.178.

Class D Convertible Preferred Stock is convertible to a number of common shares, determined by dividing the price paid for Class D Convertible Preferred Stock by the applicable conversion price. As of December 31, 2012 and 2011, the applicable conversion price is $0.178.

Dividends in arrears on the cumulative Class C Convertible Preferred Stock as of December 31, 2012, and 2011 amounted to $711,472 and $420,994, respectively.

Dividends in arrears on the cumulative Class D Convertible Preferred Stock as of December 31, 2012 and 2011 amounted to $557,253 and $115,347, respectively.

NOTE 8 – OPERATING LEASES

During the year end December 31, 2012, the Company entered into a lease for an operating building from an unrelated third party through a non-cancelable lease arrangement. The arrangement requires monthly payments of $15,000 and expires July 2017. Prior to entering the lease the Company rented an operating building from an unrelated third party on a month-to-month basis requiring monthly payments of $13,000. Rent expense related to the agreements for the years ended December 31, 2012 and 2011 amounted to $140,000 and $156,000, respectively.

The Company leases equipment under operating leases expiring at various dates through June 2015, with payments ranging from $50 to $180 per month. Additionally, the Company leases equipment, as needed, on a month-to-month basis. Total equipment rent under these leases for the years ended December 31, 2012 and 2011 amounted to $16,562, and $49,417, respectively.

Minimum future lease payments under the non-cancelable operating lease described above for each of the next five years and in the aggregate are as follows:

Years ended December 31,	Amount
2013	$183,560
2014	184,160
2015	181,680
2016	180,300
2017	105,000

$834,700

NOTE 9 – SHARE-BASED COMPENSATION

On December 31, 2012 and 2011, the Company has one share-based compensation plan described below. Compensation cost charged against income for the plan in the consolidated statements of operations for share-based compensation arrangements during the years ended December 31, 2012 and 2011 amounted to $94,819 and $4,462, respectively.

The Company’s plan, which is stockholder approved, permits the grant of stock options to its employees up to a maximum of 9,850,000 shares of the Company’s common stock. The Company believes that such awards better align the interests of its employees with those of its stockholders. Option awards are generally granted with an exercise price equal to or greater than the market price of the Company’s stock at the date of grant. Those option awards generally vest based on four years of continuous service and have ten year contractual terms.

A summary of option activity under the plan for the years ended December 31, 2012 and 2011 is as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)
Options outstanding at January 1, 2011	3,753,689	$0.025	3
Options issued	195,000	$0.025	9
Options exercised	(300,000)
Options expired	(223,729)

Options outstanding at December 31, 2011	3,424,960	0.025	2
Options issued	7,955,000	0.025	8
Options exercised	(28,125)
Options expired	(84,146)

Options outstanding at December 31, 2012	11,267,689	$0.025	6

Vested or expected to vest at December 31, 2012	10,385,039

The fair value of each option award is estimated on the date of grand using Black-Scholes option valuation model that uses the weighted average assumptions noted in the following table. Expected volatilities are based on historic volatility of comparable companies. The Company uses historical date to estimate option exercise and employee termination within the valuation model. The risk-free rate for the periods within the contractual life of the option is based on the United States Treasury yield curve in effect at the time of grant.

	As of December 31,
	2012	2011
Expected volatility	75%	80%
Range of expected dividends	—	—
Expected term (in years)	4.78	6.08
Risk-free rate	2.48%	2.77%

During 2012 and 2011, the Company granted 7,955,000 and 195,000 options to purchase common stock, respectively. The weighted average grant-date fair value of options granted during 2012 and 2011 was $0.02 and $0.01, respectively. There were options exercised for 28,125 and 300,000 shares of common stock during 2012 and 2011, respectively. Cash received from option exercise under the plan amounted $703 for the year ended December 31, 2012. There was no cash received from option exercise under the plan for the year ended December 31, 2011.

Unrecognized compensation cost related to non-vested share based compensation arrangements granted under the plan at December 31, 2012 amounted to $60,135.

During the year ended December 31, 2012, the Board of Directors restated the exercise price of all outstanding options to purchase common stock of the Company to be $.025 per share. As a result of the modification, the Company recognized additional compensation expense of $30,830 for the year ended December 31, 2012.

NOTE 10 – WARRANTS

The Series D Warrants were issued in connection with the Class D Convertible Preferred Stock Purchase Agreement, and are exercisable at any time until expiration, which occurs at various dates through February 2017. The Company allocated proceeds received in conjunction with the Class D Convertible Preferred Stock Purchase Agreement to the Series D Convertible Preferred stock and warrants based upon their relative fair market values at the date of issuance. The warrant holders can purchase 5,415,420 shares of the Company’s Series D Convertible Preferred Stock and have exercise prices ranging from $.001 to $.178 per share.

At December 31, 2012 and 2011, the Company had issued and outstanding warrants as follows:

December		Exercise Price	Expiration Date
2012	2011
1,677,791	1,645,411	$0.001	July 28, 2016
647,600	647,600	$0.001	August 23, 2016
123,076	—	$0.001	January 31, 2017
676,095	—	$0.001	February 9, 2017
647,600	—	$0.001	February 28, 2017
1,643,258	1,643,258	$0.178	January 31, 2022

5,415,420	3,936,269

The following table contains information regarding warrants for the years ended December 31, 2012 and 2011, respectively:

	2012	2011
Outstanding on January 1	3,936,269	—
Issued	1,479,151	3,936,269
Exercised	—	—
Expired	—	—

Outstanding on December 31	5,415,420	3,936,269

Weighted average exercise price	$0.05	$0.07

Weighted average remaining life	5	7

NOTE 11 – CASH FLOWS

Supplemental disclosures of non-cash investing and financing activities for the years ended December 31, 2012 and 2011 is as follows:

During the year ended December 31, 2012 and 2011, the Company financed $130,798 and $106,325 of equipment through capital leases. Refer to Note 5 for additional information.

During the year ended December 31, 2011, the Company converted $1,390,782 of a note payable into Series D Preferred Stock.

NOTE 12 – GOING CONCERN UNCERTAINTIES

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. As shown in the consolidated financial statements, the Company has incurred significant losses from operations and has consumed approximately $5.3 million and $3.3 million dollars to fund operations for the years ended December 31, 2012 and 2011. The Company is highly leveraged with significant debt outstanding at December 31, 2012. Further, subsequent to the balance sheet date, Relume Technologies, Inc.’s wholly owned subsidiary, Relume Corporation, filed for bankruptcy. Based on these factors, there is substantial doubt about the Company’s ability to continue as a going concern. Management plans to issue additional debt and equity instruments in order to raise capital, as well as pursue being acquired in order to generate sufficient cash flow to fund operations and strategic growth, refer to Note 13 for additional information. Management recognizes that the Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to allow the Company to satisfy its obligations on a timely basis. The generation of sufficient cash flow is dependent not only on the successful production and sale of products in the LED market, but also upon the ability to continue to raise cash through the issuance of debt and equity instruments. The effect of the events referred to in Note 13, including the settlement of substantially all of the Company’s debt and the capital contribution made by the purchaser, have not been considered in the going concern assessment described above.

NOTE 13 – SUBSEQUENT EVENTS

Subsequent to the balance sheet date, 100% of the outstanding stock of the Company was acquired by a third party for $15 million dollars, subject to a net working capital adjustment.

Subsequent to the balance sheet date, Relume Technologies, Inc.’s wholly owned subsidiary, Relume Corporation, filed for bankruptcy under Chapter 7 of the United States bankruptcy code. Total assets of Relume Corporation included in the consolidated balance sheet amounted to $1,513 and $18,507 at December 31, 2012 and 2011, respectively. Total liabilities of Relume Corporation included in the consolidated balance sheet amounted to $1,530,287 and $1,483,327 at December 31, 2012 and 2011, respectively.